CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated November 27, 2000 and to all references to our firm included in or made a part of this Post-Effective Amendment Number 9 to the Roulston Funds' Registration Statement on Form N-1A (File No. 33-84186), including the references to our firm under the heading "Financial Highlights" in the Prospectus and the heading "Independent Auditors" in the Statement of Additional Information.


McCurdy & Associates CPA's, Inc.
Westlake, Ohio
February 27, 2001